EXHIBIT 99.2

[FANNIE MAE]

News Release

Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact: Latressa Cox

202-752-6707

Number: 3765

Date: July 18, 2006

Fannie Mae Announces Third Quarter Common and Preferred Stock Dividends; Company Maintains Common Stock Dividend of Twenty-Six Cents Per Share

WASHINGTON, DC – The Board of Directors of Fannie Mae (FNM/NYSE) today declared a third quarter dividend on the company’s common stock of twenty-six cents ($0.26) per share, unchanged from the second quarter of 2006. The Board also declared dividends on the company’s preferred stock in accordance with the terms of the preferred stock.

The dividend payments declared by the Board are as follows:

•	a dividend on its outstanding common stock of $0.26 per share;

•	a dividend on its outstanding preferred stock, Series D, of $0.65625 per share;

•	a dividend on its outstanding preferred stock, Series E, of $0.63750 per share;

•	a dividend on its outstanding preferred stock, Series F, of $0.5700 per share;

•	a dividend on its outstanding preferred stock, Series G, of $0.2938 per share;

•	a dividend on its outstanding preferred stock, Series H, of $0.7263 per share;

•	a dividend on its outstanding preferred stock, Series I, of $0.6719 per share;

•	a dividend on its outstanding preferred stock, Series J, of $0.5895 per share;

•	a dividend on its outstanding preferred stock, Series K, of $0.6745 per share;

•	a dividend on its outstanding preferred stock, Series L, of $0.6406 per share;

•	a dividend on its outstanding preferred stock, Series M, of $0.5938 per share;

•	a dividend on its outstanding preferred stock, Series N, of $0.6875 per share;

•	a dividend on its outstanding preferred stock, Series O, of $0.9444 per share; and

•	a dividend on its outstanding Convertible Series 2004-1 preferred stock, of $1,343.75 per share.

The dividend payment on the common stock will be made to registered holders of common stock as shown on the books of the corporation at the close of business on July 31, 2006, to be payable on August 25, 2006.

The payment date for the Preferred Stock dividends is September 30, 2006, which is a Saturday. The Certificate of Designation for each series of preferred stock states that if a payment date falls on a non-business day, the payment will be made on the next business day. Dividend payments on the preferred stock will be made on Monday, October 2, 2006. The preferred stock dividends were declared in accordance with their respective Certificates of Designation of Terms, all of which are available on the company’s Web site, www.fanniemae.com.

A dividend of $0.65625 per share will be paid to the registered holders of preferred stock, Series D, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.63750 per share will be paid to the registered holders of preferred stock, Series E, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.5700 per share will be paid to the registered holders of preferred stock, Series F, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.2938 per share will be paid to the registered holders of preferred stock, Series G, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.7263 per share will be paid to the registered holders of preferred stock, Series H, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.6719 per share will be paid to the registered holders of preferred stock, Series I, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.5895 per share will be paid to the registered holders of preferred stock, Series J, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.6745 per share will be paid to the registered holders of preferred stock, Series K, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.6406 per share will be paid to the registered holders of preferred stock, Series L, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.5938 per share will be paid to the registered holders of preferred stock, Series M, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.6875 per share will be paid to the registered holders of preferred stock, Series N, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $0.9444 per share will be paid to the registered holders of preferred stock, Series O, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

A dividend of $1,343.75 per share will be paid to the registered holders of Convertible Series 2004-1 preferred stock, as shown on the books of the corporation at the close of business on September 15, 2006, that is outstanding at the close of business on September 15, 2006, for the period from and including June 30, 2006, to but excluding September 30, 2006, to be payable on September 30, 2006.

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Fannie Mae is a New York Stock Exchange Company. It operates pursuant to a federal charter. Fannie Mae has pledged through its American Dream Commitment to expand access to homeownership for millions of first-time home buyers; help raise the minority homeownership rate to 55 percent; make homeownership and rental housing a success for millions of families at risk of losing their homes; and expand the supply of affordable housing where it is needed most. More information about Fannie Mae can be found on the Internet at http://www.fanniemae.com.